Exhibit 3.34

BY-LAWS

OF

COMMUNICATIONS ONE, INC.

Article I.   Offices

The principal office of the corporation in the State of Alabama shall be located in the City of Dothan, Alabama.  The corporation may have such other offices, either within or without the State of Alabama, as the board of directors may designate or as the business of the corporation may require from time to time.

The registered office of the corporation, required by the Alabama Business Corporation Act to be maintained in the State of Alabama may be, but need not be, identical with the principal office in the State of Alabama, and the address of the registered office may be changed from time to time by the board of directors.

Article II.   Shareholders

Section 1.                                           Annual Meeting.  The annual meeting of the shareholders shall be held at the offices of Communications One, Inc., 401 3rd Avenue, Ashford, Alabama 36312 on the first business day of February of each year, at the hour of 2:00 p.m., or at such other time on such other day within such month as shall be fixed by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.  If the day fixed for the annual meeting shall fall on a Sunday or a legal holiday in the State of Alabama, such meeting shall be held on the next succeeding business day.  If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

Section 2.                                           Special Meetings.  Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the board of directors, and shall be called at the request of the holders of not less than one-tenth of all outstanding shares of the corporation entitled to vote at the meeting.

Section 3.                                           Place of Meeting.  The board of directors may designate any place, either within or without the State of Alabama, as the place of meeting for any annual meeting or for any special meeting called by the board of directors.  A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Alabama, as the place for the holding of such meeting.  If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Alabama.

Section 4.                                           Notice of Meeting.  Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the .shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.  Notwithstanding the provisions of this section, the stock or bonded indebtedness of the corporation shall not be increased at a meeting unless notice of such meeting shall have been given as may be required by Section 234 of Article XII of the Constitution of Alabama as the same has been or may be amended from time to time.

Section 5.                                           Closing of Transfer Books or Fixing of Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days.  If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.  In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such termination of shareholders is to be taken.  If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

Section 6.                                           Voting Record.  The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each.  For a period of ten days prior to any meeting of shareholders such list shall be kept on file at the principal office of the corporation and shall be subject to inspection by any shareholder making written request therefore at any time during usual business hours.  The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the entire time of the meeting.

Section 7.                                           Quorum.  A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.  If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at a meeting as originally noticed.  The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 8.                                           Proxies.  At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.  Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.  No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 9.                                           Informal Action by Shareholders.  Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Section 10.                                    Cumulative Voting.  At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates.

Article III.   Board of Directors

Section 1.                                           General Powers.  The business and affairs of the corporation shall be managed by its board of directors.

Section 2.                                           Number, Tenure and Qualifications.  The number of directors of the corporation shall be four.  Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.  Directors need not be residents of the State of Alabama or shareholders of the corporation.

Section 3.                                           Regular Meetings.  A regular meeting of the board of directors shall be held without notice, other than that given by this paragraph of these by-laws, immediately after, and at the same place as, the annual meeting of shareholders.  The board of directors may provide, by resolution, the time and place, either within or without the State of Alabama, for the holding of additional regular meetings without other notice than such resolution.

Section 4.                                           Special Meetings.  Special meetings of the board of directors may be called by or at the request of the president or any three directors.

Section 5.                                           Place of Meeting.  The board of directors may designate any place, either within or without the State of Alabama, as the place of meeting for any regular or special meeting of the board of directors.  Members of the board of directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

Section 6.                                           Notice.  Notice of any special meeting shall be given at least two days prior thereto by written notice delivered personally or mailed to each director at his business address, or by telegram.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid.  If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.  Any director may waive notice of any meeting.  The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 7.                                           Quorum.  A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any ;• meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

If a quorum is present when the meeting is convened, the directors present may continue to do business, taking action by a vote of a majority of a quorum, until adjournment,

notwithstanding the withdrawal of enough directors to leave less than a quorum present, or the refusal of any director present to vote.

Section 8.                                           Manner of Acting.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Section 9.                                           Action Without a Meeting.  Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

Section 10.                                    Vacancies.  Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors.  A director elected to fill a vacancy shall be elected to serve until the next annual meeting of shareholders.  Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

Section 11.                                    Compensation.  By resolution of the board of directors, each director may be paid his expenses, if any, of attendance at each meeting of the board of directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the board of directors or both.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

Section 12.                                    Presumption of Assent.  A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

Article IV.   Officers

Section 1.                                           Number.  The officers of the corporation shall be a president/ vice-president, secretary and treasurer, each of whom shall be elected by the board of directors.  Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the board of directors.  Any two or more offices may be held by the same person.

Section 2.                                           Election and Term of Office.  The officers of the corporation to be elected by the board of directors shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be., Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 3.                                           Removal.  Any officer or agent may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.                                           Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

Section 5.                                           President.  The president shall be the principal executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation.  She shall, when present, preside at all meetings of the shareholders and of the board of directors.  She may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these By-Laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

Section 6.                                           Vice President.  In the absence of the \ president or in the event of her death or inability to act, the vice president shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president.  Any vice president may sign certificates for shares of the corporation and shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors.

Section 7.                                           The Secretary.  The secretary shall: (a) keep the minutes of the proceedings of the shareholders and the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the president, or the treasurer, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of the secretary and such other duties as from time to time may be assigned to her by the president or by the board of directors.

Section 8.                                           The Treasurer.  The treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions from Article V of these By-Laws; and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors.  The treasurer may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation.  If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine.

Section 9.                                           Salaries.  The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

Article V.   Contracts, Loans, Checks and Deposits

Section 1.                                           Contracts.  The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.  The President, Vice President, Secretary and Treasurer of the corporation are specifically authorized to enter into any contracts or execute and deliver any instrument in the name of and on behalf of the corporation.

Section 2.                                           Loans.  No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors.  Such authority may be general or confined to specific instances.

Section 3.                                           Checks, drafts, etc.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.  The President, Vice President, Secretary and Treasurer of the corporation are specifically authorized to sign all checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation.

Section 4.                                           Deposits.  All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may select.

Article VI.   Certificates for Shares

Section 1.                                           Certificate of Shares.  Certificates representing shares of the corporation shall be in form as shall be determined by the board of directors.  Such certificates shall be signed by the President and Secretary/ Incorporates, and sealed with the corporate seal or a facsimile thereof.  The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or registrar, other than the corporation itself, for one of its employees.  Each certificate for shares shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares represented thereby are issued, with the number and class of shares and date of issue, shall be entered on the stock transfer books of the corporation.  All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the corporation as the board of directors may prescribe.

Section 2.                                           Transfer of Shares.  Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares.  The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

Section 3.                                           Lost, Stolen, Destroyed, or Mutilated Certificates.  No certificate for shares of stock in the corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft as the board of directors may in its discretion require, and on delivery to the corporation, if the board of directors shall so require, of a bond of indemnity, upon such terms and secured by such surety as the board of directors may in its discretion require.

Article VII.   Fiscal Year

The fiscal year of the corporation shall begin on the 1st day of January of each year and end on the 31st day of December of each year.

Article VIII.   Dividends

The board of directors may, from time to time declare and the corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

Article IX.   Corporate Seal

The board of directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words “Corporate Seal”.

Article X.   Waiver of Notice

Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these By-Laws or the provisions of the Articles of Incorporation or under the provisions of the Constitution of Alabama or the Alabama Business Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated thereon, shall be deemed equivalent to the giving of such notice.

Article XI.   Amendments

These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the board of directors or by the shareholders at any regular or special meeting, provided however, that the board of directors may not alter, amend or repeal any by-law establishing what constituted a quorum at shareholders’ meetings.